UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition;

Item 7.01    Regulation FD Disclosure;

Item 8.01    Other Events

On April 30, 2014, ManTech International Corporation announced its financial results for the fiscal quarter ended March 31, 2014, and provided updated financial guidance for fiscal year 2014 (the “Earnings Release”). ManTech also announced the declaration of a quarterly cash dividend payment to its stockholders. A dividend of $0.21 per share will be paid on June 20, 2014 to stockholders of record as of the close of business on June 6, 2014. Any future declarations of dividend payments are subject to the determination and approval of the Board of Directors.

A copy of the Earnings Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01    Regulation FD Disclosure;

Item 8.01    Other Events

On April 30, 2014, ManTech International Corporation announced that it has entered into an agreement to purchase all of the stock of 7Delta, Inc. (the “Acquisition Release”). A copy of the Acquisition Release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	ManTech International Corporation press release, dated April 30, 2014, announcing financial results for the fiscal quarter ended March 31, 2014.

99.2	ManTech International Corporation press release, dated April 30, 2014, announcing the Company has entered into an agreement to purchase all of the stock of 7Delta, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: April 30, 2014	By:	/s/ Michael R. Putnam
Michael R. Putnam
Senior VP – Corporate & Regulatory Affairs